Your Vote Counts! *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V62322-P26216 Vote Virtually at the Meeting* May 6, 2025 10:00 a.m., Pacific Daylight Time Virtually at: www.virtualshareholdermeeting.com/SSD2025 SIMPSON MANUFACTURING CO., INC. 5956 W. LAS POSITAS BLVD. PLEASANTON, CA 94588 (THE “COMPANY”) SIMPSON MANUFACTURING CO., INC. 2025 Annual Meeting of Stockholders Vote by May 5, 2025 11:59 PM Eastern Daylight Time. For shares held in a Plan, vote by May 2, 2025 10:00 AM Eastern Daylight Time. You invested in SIMPSON MANUFACTURING CO., INC. and it’s time to vote! You have the right to vote on proposals being presented at the 2025 Annual Meeting of Stockholders (“Annual Meeting”). This is an important notice regarding the availability of proxy materials for the Annual Meeting to be held on May 6, 2025. Get informed before you vote View the Notice of the Annual Meeting, the Proxy Statement, the Annual Report and the Form 10-K of Simpson Manufacturing Co., Inc. online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 22, 2025. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V62323-P26216 THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming Annual Meeting. Please follow the instructions on the reverse side to vote these important matters. 1. Elect eight directors, each to hold office until the next annual meeting of the Company or until his or her successor has been duly elected and qualified: 1a. James Andrasick For 1b. Chau Banks For 1c. Felica Coney For 1d. Philip Donaldson For 1e. Angela Drake For 1f. Celeste Volz Ford For 1g. Kenneth Knight For 1h. Michael Olosky For 2. Approve, on an advisory basis, the compensation of the Company’s named executive officers. For 3. Approve, an amendment to the Company’s Employee Stock Purchase Plan. For 4. Ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. For NOTE: Unless otherwise specified, the proxy will be voted “For” the nominees listed above in proposal 1 as directors and “For” proposals 2, 3 and 4, and will be voted in the discretion of the proxies on such other matters as may properly come before the meeting or any adjournments or postponements thereof.